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                                                                   Exhibit 23(a)

                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------

We consent to the incorporation by reference in Registration Statement No. 33-33520 on Form S-8, Amendment 1 to Registration Statement No. 33-38349 on Form S-3, Amendment 1 to Registration Statement No. 333-81278 on Form S-3, Amendment 1 to Registration Statement No. 333-81278-01 on Form S-3, Amendment 1 to Registration Statement No. 333-81278-02 on Form S-3, Amendment 1 to Registration Statement No. 333-81278-03 on Form S-3, Amendment 1 to Registration Statement No. 333-69738 on Form S-3, Registration Statement No. 333-70332 on Form S-8, Amendment 1 to Registration Statement No. 333-47910 on Form S-3, Registration Statement No. 333-52328 on Form S-8, Amendment 1 to Registration Statement No. 333-89685 on Form S-8, and Registration Statement No. 333-48164 on Form S-8 of Progress Energy, Inc. of our report dated February 15, 2002, appearing in this Annual Report on Form 10-K of Progress Energy, Inc. for the year ended December 31, 2001

We also consent to the incorporation by reference in Registration Statement No. 333-58800 on Form S-3 of Carolina Power & Light Company of our report dated February 15, 2002, appearing in the Annual Report on Form 10-K for Carolina Power & Light Company for the year ended December 31, 2001.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Raleigh, North Carolina
March 27, 2002